Exhibit 16.01

August 16, 2021

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

We have read the statements of Innovative Designs, Inc. relating to the event described under Item 4.01 of Form 8-K dated August 16, 2021 and we agree with such statements as they pertain to our firm.

/s/ Boyle CPA, LLC

Boyle CPA, LLC
Bayville, NJ

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 08721	F (732) 510-0665